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EXHIBIT 5.1

HOLLAND, JOHNS, SCHWARTZ & PENNY, L.L.P.
(A REGISTERED LIMITED LIABILITY PARTNERSHP OF PROFESSIONAL CORPORATIONS)

ATTORNEYS AT LAW
306 WEST SEVENTH STREET, SUITE 500
FORT WORTH, TEXAS 76102-4982

J. WALKER HOLLAND, P.C.	TELEPHONE (817) 335-1050
MARGARET E. HOLLAND, P.C.	METRO (817) 429-9463
GEORGE T. JOHNS, P.C.	FAX (817) 332-3140
LEWIS D. SCHWARTZ, P.C.	EMAIL meh@hjsllp.com
WILLIAM M. PENNY, JR., P.C.*
*BOARD CERTIFIED-ESTATE PLANNING AND PROBATE
OF COUNSEL	**BOARD CERTIFIED-CIVIL TRIAL
DOUGLAS R. HUDMAN**	TEXAS BOARD OF LEGAL SPECIALIZATION

January 23, 2004

Board of Directors
Xponential, Inc.
2175 Old Concord Road SE, Suite 200
Smyrna, Georgia 30080

Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

        This firm has acted as counsel to Xponential, Inc. (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form SB-2 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of up to $20,000,000 in original principal amount of 8% Secured Convertible Notes due 2013 of the Company (the "Securities").

        In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials, of officers and representatives of the Company as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth.

        In such examination, we have assumed without independent verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers of the Company, and have relied upon the accuracy and completeness of the relevant facts stated therein without independent verification.

        Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, when:

  (i)
  the Registration Statement has become effective under the Act, and

  (ii)
  the Securities have been duly executed, paid for and issued and delivered in the manner and for the consideration contemplated in the Registration Statement, the Securities will be binding obligations of the Company.

        We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely, HOLLAND, JOHNS, SCHWARTZ & PENNY, L.L.P.
By:	/s/ MARGARET E. HOLLAND Margaret E. Holland, President Margaret E. Holland, P.C., a Partner

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  EXHIBIT 5.1
H OLLAND, J OHNS, S CHWARTZ & P ENNY, L.L.P. (A REGISTERED LIMITED LIABILITY PARTNERSHP OF PROFESSIONAL CORPORATIONS)